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                                                                   EXHIBIT 10.21

                                CONSILIUM, INC.

                          CHANGE OF CONTROL AGREEMENT
                          ---------------------------

     This Change of Control Agreement (the "Agreement") is effective as of ________________________, 199[__], by and between ______________________ (the
"Employee"), and Consilium, Inc., a Delaware corporation (the "Company").


                                    RECITALS

     A. The Employee presently serves at the pleasure of the Board of Directors as ____________________________ of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.

     B. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as defined below) of the Company.

     C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control which provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company following a Change of Control.

     D. Certain capitalized terms used in the Agreement are defined in Section 3 below.

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

     1.   Term of Employment.  The Company and the Employee agree that the
          ------------------
Employee's employment is at will, and that their employment relationship may be terminated by either party at any time, with or without cause. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement. The provisions of this Agreement shall terminate on December 31, 2001, (except that the Employee's employment by the Company shall continue to be "at will"), unless a Change of Control occurs on or prior to that date, in which case the provisions of this Agreement shall terminate upon the earlier to occur of (i) the date that all obligations of the parties hereunder have been satisfied, or (ii) twelve (12)

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months after the Change of Control. Any termination of this Agreement shall not affect any required payment or benefit that accrues prior to such termination.

     2.   Severance Benefits.  Subject to Sections 2(d) and 2(e) below,
          ------------------

          (a)  Termination Following A Change of Control.  If the Employee's
               -----------------------------------------
employment is terminated within twelve (12) months following a Change of Control, then the Employee shall be entitled to receive severance benefits as follows:

               (i)  Involuntary Termination.  If the Employee's employment is
                    -----------------------
terminated as a result of Involuntary Termination (as defined in Section 3(b) below), then the Employee shall be entitled to receive severance pay in an amount equal to 100% of the Employee's annual base salary at the time of such termination, plus the full amount of Employee's annual bonus at the "on-target" level for the fiscal year in which Employee is terminated, which amount shall be paid in lieu of any bonus or commission that may be owing, or becomes owed to Employee at any time thereafter. Any severance payments to which the Employee is entitled pursuant to this section shall be paid in a lump sum within thirty
(30) days of the Employee's termination. In addition, for a period of up to twelve (12) months after any termination under this Section 2(a)(i), the Company shall reimburse the Employee for any COBRA premiums paid by the Employee for continued group health insurance coverage (the "Employment Benefits"). Such Employment Benefits shall terminate upon the earlier of (i) twelve months from the date of the Employee's termination or (ii) upon commencement of new employment by the Employee.

               (ii) Voluntary Resignation.  If the Employee's employment
                    ---------------------
terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination or a termination for Cause), then the Employee shall not be entitled to receive severance or other benefits following the date of such termination, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination, except as otherwise required by applicable law.

               (iii) Disability; Death.  If the Company terminates the
                     -----------------
Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated at any time due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits following the date of such termination, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination, except as otherwise required by applicable law.

               (iv) Termination for Cause.  If the Employee is terminated for
                    ---------------------
Cause, then the Employee shall not be entitled to receive any severance or other benefits following the date of such termination, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life

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insurance plans existing on the date of such termination, except as otherwise required by applicable law.

          (b)  Stock Option Acceleration in Connection with Change of Control.
               --------------------------------------------------------------
In the event of any Change of Control, any exercisable or unvested portion of any stock option granted to the Employee under the Company's stock option plans (whether or not outstanding on the date of this Agreement) shall be automatically become accelerated and immediately exercisable and vested in full to the extent provided under this Section 2(b), and the Employee shall automatically have the right to exercise all or any portion of such stock option to the extent so accelerated, in addition to any portion of the option exercisable prior to acceleration. Such acceleration upon a Change of Control automatically shall occur ten (10) days prior to the consummation of such Change of Control, but conditioned upon the consummation of the Change of Control and the continued employment of the Employee to the date thereof.

               (i) Subject to subparagraph (ii) below of this Section 2(b), in the event of a Change of Control, the Employee shall be automatically credited with an additional twelve (12) months of continuous service for purposes of determining the exercisability and vesting of such options.

               (ii) If prior to the occurrence of a Change of Control, the Board shall request in writing that the Employee continue as an employee of (or consultant to) the Company or its successor immediately following the Change of Control, then (A) upon the occurrence of the Change of Control, the Employee shall be automatically credited with an additional twelve (12) months of continuous service for purposes of determining the exercisability and vesting of such options, (B) the vesting of unvested shares (or the right to receive equivalent cash value, as appropriate) shall continue during the period of continued employment, and (C) the Employee shall be automatically credited with an additional twelve (12) months of continuous service for purposes of determining the exercisability and vesting of such options (including any right to receive cash into which such option has been converted) upon the earlier of
(1) the date of termination of the Employee's employment (or association as a consultant) if at any time during the 90-day period following the Change of Control such employment or association is terminated as a result of Involuntary Termination, death or Disability (but not if termination results from the Employee's voluntary resignation (other than an Involuntary Termination) or if the termination is for Cause, or (2) the date 90 days following the Change of Control if on such date the Employee remains an employee (or consultant) of the Company or its successor.

          (c)  Release of Claims.  Employee's entitlement to any benefits
               -----------------
under this Section 2 is conditioned upon Employee's execution and delivery to the Company of a general release of claims in a form satisfactory to the Company.

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          (d)  Limitation of Payments and Benefits.
               -----------------------------------

               (i) To the extent that any of the payments and benefits provided for in this Agreement or otherwise payable to the Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and, but for this Section 2(d), would be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision, the aggregate amount of such payments and benefits shall be reduced, but only to the extent necessary so that none of such payments and benefits are subject to excise tax pursuant to Section 4999 of the Code.

               (ii) Within sixty (60) days after the later of termination of employment or the related Change of Control, the Company shall notify the Employee in writing if it believes that any reduction in the payments and benefits that would otherwise be paid or provided to the Employee under the terms of this Agreement is required to comply with the provisions of Subsection 2(d)(i). If the Company determines that any such reduction is required, it will provide the Employee with copies of the information used and calculations made by the Company to determine the amount of such reduction. The Company shall determine, in a fair and equitable manner after consultation with the Employee, which payments and benefits are to be reduced so as to result in the maximum benefit for the Employee.

               (iii) Within thirty (30) days after the Employee's receipt of the Company's notice pursuant to Subsection 2(d)(ii), the Employee shall notify the Company in writing if the Employee disagrees with the amount of reduction determined by the Company, or the selection of the payments and the benefits to be reduced. As part of such notice, the Employee shall also advise the Company of the amount of reduction, if any, that the Employee has, in good faith, determined to be necessary to comply with the provisions of Subsection 2(d)(i) and/or the payments and benefits to be reduced. Failure by the Employee to provide this notice within the time allowed will be treated by the Company as acceptance by the Employee of the amount of reduction determined by the Company and/or the payments and benefits to be reduced. If any differences regarding the amount of the reduction and/or the payments and benefits to be reduced have not been resolved by mutual agreement within sixty (60) days after the Employee's receipt of the Company's notice pursuant to Subsection 2(d)(ii), the amount of reduction and/or the payments and benefits to be reduced as determined by the Employee will be conclusive and binding on both parties unless, prior to the expiration of such sixty (60) day period, the Company notifies the Employee in writing of the Company's intention to have the matter submitted to arbitration for resolution and proceeds to do so promptly. If the Company gives no notice to the Employee of a required reduction as provided in Subsection 2(d)(ii), the Employee may unilaterally determine the amount of reduction required, if any, and/or the payments and benefits to be reduced, and, upon written notice to the Company, the amount and/or the payments and benefits to be reduced will be conclusive and binding on both parties.

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               (iv) If, as a result of the reductions required by Subsection
2(d)(i), the amounts previously paid to the Employee exceed the amount to which the Employee is entitled, the Employee will promptly return the excess amount to the Company.

     3.   Definition of Terms.  The following terms referred to in this
          -------------------
Agreement shall have the following meanings:

          (a)  Change of Control.  "Change of Control" shall mean the occurrence
               -----------------
of any of the following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the beneficial owners of the voting securities of the Company outstanding immediately prior thereto continuing to beneficially own at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, the surviving entity, or a parent entity thereof outstanding immediately after such merger or consolidation; or

               (iii) The complete liquidation of the Company; or

               (iv) The sale or disposition by the Company of all or substantially all the Company's assets.

          (b)  Involuntary Termination.  "Involuntary Termination" shall mean
               -----------------------
the Employee's resignation within 60 days after any of the following:

               (i) Without the Employee's express written consent, the assignment to the Employee of any significant duties or the significant reduction of the Employee's duties, either of which is materially inconsistent with the Employee's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities, which is not effected for death, Disability or for Cause;

               (ii) Without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction;

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               (iii) A material reduction by the Company in the base salary and/or prospective bonus of the Employee as in effect immediately prior to such reduction;

               (iv) A material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced;

               (v) The relocation of the Employee to a facility or a location more than 40 miles from the Employee's then present location, without the Employee's express written consent; or

               (vi) The failure of the Company to obtain the assumption of the terms of this Agreement by any successors contemplated in Section 4 below.

provided, however, that the Employee's resignation as a result of any of the
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foregoing conditions shall be a voluntary resignation, and not an involuntary termination, unless the Employee gives written notice of any such condition(s) to the Board and allows the Company at least 10 days thereafter to correct such condition(s). It shall also be an Involuntary Termination if the Company terminates the Employee for any reason other than Disability, death or for Cause.

          (c)  Cause.  For purposes of this Agreement, a termination "for Cause"
               -----
occurs if the Employee is terminated for any of the following reasons:

               (i) Theft, dishonesty, or intentional falsification of any employment or Company records;

               (ii) Improper disclosure of the Company's confidential or proprietary information;

               (iii) Any action by the Employee that has a material detrimental effect on the Company's reputation or business;

               (iv) The Employee's failure or inability to perform any reasonable assigned duties after written notice from the Company to the Employee of, and a reasonable opportunity to cure, such failure or inability;

               (v) Any employment-related misconduct by the Employee, including but not limited to sexual harassment, threats of harm or acts of physical violence toward employees, customers, consultants or suppliers of the Company; or

               (vi) The Employee's conviction (including any plea of guilty or nolo contendre) for any criminal act that impairs his ability to perform his duties for the Company.

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          (d)  Disability.  "Disability" shall mean that the Employee is unable
               ----------
to perform his duties as an employee of the Company as the result of his incapacity due to physical or mental illness for 120 days (not necessarily consecutive) in any one year period. Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties as an employee of the Company before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

     4.   Employee Covenant Regarding Nonsolicitation.  For a period of one (1)
          -------------------------------------------
year following termination of employment for any reason, the Employee shall not recruit, solicit, or invite the solicitation of any employees of the Company to terminate their employment with the Company.

     5.   Successors.
          ----------

          (a)  Company's Successors.  Any successor to the Company (whether
               --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)  Employee's Successors.  All rights of the Employee hereunder
               ---------------------
shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Employee shall have no right to assign any of his obligations or duties under this Agreement to any other person or entity.

     6.   Notice.
          ------

          (a)  General.  Notices and all other communications contemplated by
               -------
this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

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          (b)  Notice of Termination.  Any termination by the Company for Cause
               ---------------------
or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 6 of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

     7.   Miscellaneous Provisions.
          ------------------------

          (a)  No Duty to Mitigate.  The Employee shall not be required to
               -------------------
mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (b)  Waiver.  No provision of this Agreement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California.

          (d)  Severability.  The invalidity or unenforceability of any
               ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (e)  Arbitration.  In the event of any dispute or claim relating to or
               -----------
arising out of the Employee's employment relationship with the Company, this Agreement, or the termination of the Employee's employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud or age, race, sex, national origin, disability or other discrimination or harassment), the Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California. The Employee and the Company hereby knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the actual or alleged misuse or misappropriation of the Company's property, including, but not limited to, its trade secrets or proprietary information.

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          (f)  No Assignment of Benefits.  The rights of any person to payments
               -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

          (g)  Employment Taxes.  All payments made pursuant to this Agreement
               ----------------
will be subject to withholding of applicable income and employment taxes.

          (h)  Assignment by Company.  The Company may assign its rights under
               ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

          (i)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (j)  Prior Agreements.  This Agreement shall supersede all prior
               ----------------
arrangements whether written or oral, and understandings, regarding the subject matter of this Agreement.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY                             CONSILIUM, INC.



                                    By:______________________________________

                                    Title:___________________________________



EMPLOYEE                            By:______________________________________

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